Exhibit 99.1

Pier 1 Imports, Inc. Announces Date for Second Quarter Earnings Release and Conference Call

FORT WORTH, Texas--(BUSINESS WIRE)--September 11, 2014--Pier 1 Imports, Inc. (NYSE:PIR) today announced that it will distribute its second quarter fiscal 2015 financial results after market close on Wednesday, September 17, 2014, followed by a conference call at 3:30 p.m. Central Time. The call will be hosted by Alex Smith, President and Chief Executive Officer, and Cary Turner, Senior Executive Vice President and Chief Financial Officer.

The call can be accessed through the Company’s website at www.pier1.com by linking through the “Investor Relations” page to the “Events” page, or dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 88749339.

A replay will be available after 6:30 p.m. Central Time for a 48-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406, using conference ID number 88749339.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400